Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in registration statement (No. 333-51538) on Form S-8 of our report dated June 26, 2025, appearing in this annual report on Form 11-K of the Greene County's Employees' Savings and Profit Sharing Plan for the year ended December 31, 2024.

/s/Bonadio & Co., LLP
Bonadio & Co., LLP
Syracuse, New York
June 26, 2025

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